UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

RingCentral, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RINGCENTRAL, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2019

This proxy statement supplement, dated May 8, 2019, supplements the definitive proxy statement (“Proxy Statement”) of RingCentral, Inc. (the “Company”) relating to the Company’s Annual Meeting of Stockholders to be held on Friday, May 10, 2019 at 9:00 a.m. Pacific time, at the Company’s offices located at 20 Davis Drive, Belmont, California 94002. This supplement should be read in conjunction with the Proxy Statement. Capitalized terms used in this supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

The following supplemental information should be read in conjunction with the information contained in the Proxy Statement under this caption:

•

One Form 4 report for each of Mitesh Dhruv, John Marlow, Praful Shah, Vladimir Shmunis and David Sipes in connection with a grant of restricted stock units was filed one day late on April 5, 2018 due to administrative error.

•	One Form 4 report for each of Messrs. Dhruv, Marlow, Shah, Shmunis and Sipes in connection with a grant of restricted stock units was filed one day late on August 17, 2018 due to administrative error.

•	One Form 4 report for Mr. Shah in connection with sales effected pursuant to a Rule 10b5-1 trading plan was filed fourteen days late on December 19, 2018 due to administrative error.